EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Cornerstone Imaging, Inc., on Form S-8 (File No. 33-09727) of our reports dated January 31, on our audits of the consolidated financial statements and financial statement schedule of Cornerstone Imaging, Inc., as of December 31, 1997 and 1996 and each of the three years in the period ended December 31, 1997, which reports are included in the Annual Report on Form 10-K on page 41 and II-1.




COOPERS & LYBRAND, L.L.P.
San Jose, California
March 30, 1998